Exhibit 99.1

FLEET STATUS REPORT AS OF APRIL 14, 2011

Rig Name	Rig Type	Location	Status	Client	Dayrate ($US)	Estimated[1] Days	Completion	Comments[1]
U.S. MARKETED (7)
SEAHAWK 3000	300'MC	US GOM	Contracted	Arena	$60,000	84	6-Jul-2011
				Arena	$70,000	70	15-Sep-2011
SEAHAWK 2602	250'MC	US GOM	Contracted	Arena	$42,000	53	5-Jun-2011
				Arena	$42,000	14	20-Jun-2011	Plus one option well at $42K
SEAHAWK 2601	250'MC	US GOM	Contracted	Chevron	$55,425	120	11-Aug-2011	Dayrate includes cost adjustments for extra personnel requirements
SEAHAWK 2600	250'MC	US GOM	Contracted	LLOG	$46,000	30	13-May-2011
SEAHAWK 2007	200'MC	US GOM	Contracted	Castex	$36,000	62	14-Jun-2011
				Breton	$37,500	60	14-Aug-2011	Plus one option well at mutually agreed rates
SEAHAWK 2004	200'MC	US GOM	Contracted	Walter Oil & Gas	$38,200	14	2-May-2011	Dayrate includes cost adjustments for extra personnel requirements
				Walter Oil & Gas	$39,200	60	2-Jul-2011	Permit pending. Dayrate includes cost adjustments for extra personnel requirements
				Petroquest	$37,500	96	7-Oct-2011	Permit pending. Three wells plus one option well
SEAHAWK 2001	200'MC	US GOM	Contracted	Great GulfCan	$37,500	90	14-Jul-2011	Permit pending. Plus three 90-day options at mutually agreed rates
U.S. COLD STACKED (13)
SEAHAWK 2500	250'MS	US GOM	Cold Stacked
SEAHAWK 2501	250'MS	US GOM	Cold Stacked
SEAHAWK 2502	250'MS	US GOM	Cold Stacked
SEAHAWK 2505	250'MS	US GOM	Cold Stacked
SEAHAWK 2504	250'MS	US GOM	Cold Stacked
SEAHAWK 2003	200'MC	US GOM	Cold Stacked
SEAHAWK 2006	200'MC	US GOM	Cold Stacked
SEAHAWK 2503	250'MS	US GOM	Cold Stacked
SEAHAWK 2005	200'MC	US GOM	Cold Stacked
SEAHAWK 2008	200'MC	US GOM	Cold Stacked
SEAHAWK 2002	200'MC	US GOM	Cold Stacked
SEAHAWK 2000	200'MC	US GOM	Cold Stacked
SEAHAWK 800	80'MC	US GOM	Cold Stacked

Changes from previous Fleet Status Report denoted in bold

[1]	The number of days to complete the program are estimated for U.S. well-to-well contracts. The actual number of days contracted may vary from this estimate.